                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-93052, 2-93052-99, 33-36511, 33-38470, 33-41957,
33-41959, 33-75244, 33-58973, 333-03439, 333-14797, 333-62427, 333-63431,
333-63545, 333-72973, 333-52904, 333-52906, 333-52908, 333-52910, 333-52912 and
333-60416) and the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 33-54192, 33-82544, 333-46237, 333-44170, 333-53978,
333-64982, 333-65434, 333-91722, and 333-91726) of our report dated February 7,
2003, except for Notes 8 and 9, as to which the date is March 14, 2003, relating to the financial statements of Champion Enterprises, Inc., which appears in this Annual Report on Form 10-K for the year ended December 28, 2002.


/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
March 26, 2003